UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information in Item 5.03 is incorporated by reference into this Item 3.03.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 22, 2013, M&T Bank Corporation (“M&T”) filed with the New York State Department of State an amendment to M&T’s Restated Certificate of Incorporation (the “Certificate of Amendment”) for the purpose of amending certain terms of each of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share and liquidation preference $1,000 per share, of M&T (the “Series A Preferred Shares”), and the Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share and liquidation preference $1,000 per share, of M&T (the “Series C Preferred Shares”).

Under the terms of the Certificate of Amendment, (a) the initial dividend rate on both the Series A Preferred Shares and the Series C Preferred Shares will be 5% per annum through November 14, 2013 and will increase to 6.375% per annum on and after November 15, 2013, and (b) M&T cannot redeem either the Series A Preferred Shares or the Series C Preferred Shares, except (i) on or after November 15, 2018, subject to prior approval by the appropriate federal banking agency, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event, in each case at a redemption price equal to the sum of 100% of the liquidation preference per preferred share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. The term “regulatory capital treatment event” means the good faith determination by M&T that, as a result of (1) any amendment to, or change in, the laws or regulations of the U.S. (or any political subdivision thereof) that is enacted or becomes effective after August 17, 2012; (2) any proposed change (including any such change with a prospective effect) in those laws or regulations that is announced after August 17, 2012; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after August 17, 2012, there is more than an insubstantial risk that M&T will not be entitled to treat the full liquidation value of the Series A Preferred Shares or the Series C Preferred Shares, as applicable, then outstanding as “Tier 1 Capital” for purposes of the capital adequacy guidelines of the Federal Reserve Board, Regulation Y, 12 C.F.R. Part 225, or any successor regulation of the Board of Governors of the Federal Reserve System, as then in effect and applicable, for as long as any share of Series A Preferred Shares or Series C Preferred Shares is outstanding.

The terms of the Certificate of Amendment were previously approved by (x) M&T’s board of directors on August 17, 2012, (y) the U.S. Treasury, in its capacity as the sole shareholder of the Series A Preferred Shares and the Series C Preferred Shares, on August 17, 2012, and (z) the holders of shares of M&T common stock at a special meeting of shareholders on April 16, 2013.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation, dated April 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: April 22, 2013

	By:	/s/ Drew J. Pfirrman
		Name:	Drew J. Pfirrman
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to Restated Certificate of Incorporation of M&T Bank Corporation, dated April 19, 2013.